EXHIBIT 99.1

Home BancShares, Inc. Announces Net Income of $17.6 Million for 2010

CONWAY, Ark., Jan. 20, 2011 (GLOBE NEWSWIRE) -- Home BancShares, Inc. (Nasdaq:HOMB), parent company of Centennial Bank, today announced net income for the year ended December 31, 2010 of $17.6 million compared to $26.8 million for the year ended 2009. Diluted earnings per share for the year ended 2010 were $0.52, compared to $1.02 for 2009.

For the fourth quarter of 2010, the Company recorded a net loss of $13.8 million, or $0.51 diluted loss per share compared to net income of $7.9 million, or $0.25 diluted earnings per share for the same period in 2009.

Because acquisitions are a growth and a capital management strategy, cash earnings (net income excluding amortization of intangibles after-tax) are useful in evaluating the Company. Cash diluted loss per share for the fourth quarter of 2010 was $0.49 compared to $0.26 diluted earnings per share for the same period in 2009.

During the fourth quarter of 2010, the Company experienced several financial items that it pre-announced on January 3, 2010. Among these items include $25.2 million in pre-tax bargain purchase gains from two FDIC-assisted acquisitions, a $53.4 million charge for impairment to certain loans which resulted in the Company recording a fourth quarter of 2010 provision for loan losses of $63.0 million, a $3.6 million charge to investment securities as a result of an apparent fraud on bonds sold in Arkansas and $2.2 million of merger expenses from our two fourth quarter FDIC-assisted acquisitions. The combined financial impact of these items to the Company on an after-tax basis is a loss of $26.5 million or $0.93 diluted loss per share.

"Due to our conservative stance, we have maintained strong capital and reserves for difficult times like these. Our sound balance sheet affords us the ability to take these charge-offs and provisions without raising additional capital," said John Allison, Chairman. "We have remained extremely well capitalized through the years. Even after these charge-offs and provisions, we will continue to have capital levels considerably above the capital requirement of our regulators."

"While we are displeased with the recent credit quality issues, we are optimistic of the improvements in base earnings our Company is continuing to accumulate," said Randy Sims, Chief Executive Officer. "We are expecting the FDIC-assisted acquisitions completed during 2010 will continue to provide progress in our base earnings into future periods. We are pleased with the $0.49 diluted earnings per share bargain purchase gain on the two acquisitions completed during the fourth quarter. This positive improvement is just one of the benefits of our acquisition strategy with the long-standing goal of sustained growth in earnings."

Operating Highlights

Net interest income for the fourth quarter of 2010 was a quarterly record for the Company, increasing 38.5% to $33.4 million compared to $24.1 million for the fourth quarter of 2009. Net interest margin, on a fully taxable equivalent basis, was 4.19% in the quarter just ended compared to 4.14% in the fourth quarter of 2009, an increase of 5 basis points. During 2010, the Company has been able to improve pricing on its deposits and minimize the decline of interest rates on earning assets allowing the Company to improve net interest margin. During the fourth quarter of 2010, the Company reversed approximately $745,000 of interest income related to accrued interest on the loans charged-off and the fraudulent bonds. This reversal reduced the Company's fourth quarter net interest margin by 10 basis points.

The Company reported $31.9 million of non-interest income for the fourth quarter of 2010, compared to $7.6 million for the fourth quarter of 2009. The most significant components of the fourth quarter non-interest income were $25.2 million bargain purchase gains, $3.3 million from service charges on deposits accounts, $2.0 million from other service charges and fees, $1.9 million of accretion on the FDIC indemnification asset, $1.3 million from mortgage lending income, $358,000 gain on sale of OREO and $277,000 increase in cash value of life insurance offset by the $3.6 million loss on fraudulent securities. Excluding the bargain purchase gains and loss on securities, non-interest income for the fourth quarter of 2010 increased 36.9% from the fourth quarter of 2009.

Non-interest expense for the fourth quarter of 2010 was $26.2 million compared to $16.3 million for the fourth quarter of 2009. This increase is primary the result of increasing the asset size of our Company by 40.1% during 2010 plus the merger expenses associated with the acquisitions. Our efficiency ratio improved 10.1 points to 38.3% for the fourth quarter of 2010 from the 48.4% reported in the fourth quarter of 2009.  This improvement is primarily associated with the bargain purchase gains during the fourth quarter offset by additional costs associated with our acquisitions during 2010.

Financial Condition

Total non-covered loans were $1.89 billion at December 31, 2010 compared to $1.95 billion at December 31, 2009.  Total deposits were $2.96 billion at December 31, 2010 compared to $1.84 billion at December 31, 2009. Total assets were $3.76 billion at December 31, 2010 compared to $2.68 billion at December 31, 2009.

Non-performing non-covered loans were $49.5 million as of December 31, 2010, of which $26.1 million were located in Florida. Non-performing non-covered loans as a percent of total non-covered loans were 2.62% as of December 31, 2010 compared to 2.05% as of December 31, 2009. Non-performing non-covered assets were $61.2 million as of December 31, 2010, of which $32.5 million were located in Florida. Non-performing non-covered assets as a percent of total non-covered assets were 2.08% as of December 31, 2010 compared to the 2.12% reported for December 31, 2009.

The Company's allowance for loan losses was $53.3 million at December 31, 2010, or 2.83% of total non-covered loans, compared to $43.0 million, or 2.20% of total non-covered loans, at December 31, 2009. As of December 31, 2010, the Company's allowance for loan losses was 108% of its total non-performing non-covered loans equal to the 108% as of December 31, 2009.

Stockholders' equity was $476.9 million at December 31, 2010 compared to $465.0 million at December 31, 2009, an increase of $11.9 million. Book value per common share was $15.02 at December 31, 2010 compared to $14.71 at December 31, 2009.

New Branches

During 2010, Centennial Bank entered into six loss sharing agreements with the FDIC. Through these six transactions, the Company has added a total of thirty-six branch locations in Florida. These branch locations include one in the Florida Keys, six in the Greater Orlando MSA, and twenty-nine in the Florida Panhandle, which contains seven locations in the Panama City MSA and ten locations in the Tallahassee MSA. The Company is currently evaluating the branch locations acquired from the FDIC. Although the Company plans to keep most of the acquired branches, final determinations are still in progress.  The Company anticipates five to six strategic branch closures to occur during the first part of 2011. Presently, the Company is evaluating additional opportunities but has no firm commitments for any additional de novo branch locations.

Conference Call

Management will conduct a conference call to review this information at 1:00 p.m. CT (2:00 ET) on Thursday, January 20, 2010. Interested parties can listen to this call by calling 1-877-317-6789 and asking for the Home BancShares conference call. A replay of the call will be available by calling 1-877-344-7529, Passcode: 447013, which will be available until January 28, 2011 at 8:00 a.m. CT (9:00 ET). Internet access to the call will be available live or in recorded version on the Company's website at www.homebancshares.com under "Investor Relations" for 12 months.

General

This release contains forward-looking statements regarding the Company's plans, expectations, goals and outlook for the future. Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors, including, but not limited to, economic conditions, credit quality, interest rates, loan demand, estimates regarding impairment charges, the ability to recover some portion of the impaired indebtedness and changes in the assumptions used in making the forward-looking statements, could cause actual results to differ materially from those contemplated by the forward-looking statements. Additional information on factors that might affect Home BancShares, Inc.'s financial results are included in its Annual Report on Form 10-K for the year ended December 31, 2009, and in its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010 filed with the Securities and Exchange Commission.

Home BancShares, Inc. is a bank holding company, headquartered in Conway, Arkansas. Our wholly-owned subsidiary Centennial Bank provides a broad range of commercial and retail banking plus related financial services to businesses, real estate developers, investors, individuals and municipalities. Centennial Bank has locations in central Arkansas, north central Arkansas, southern Arkansas, the Florida Keys, southwestern Florida, central Florida, and the Florida Panhandle. The Company's common stock is traded through the NASDAQ Global Select Market under the symbol "HOMB."

Home BancShares, Inc.
Consolidated End of Period Balance Sheets
(Unaudited)

	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
(In thousands)	2010	2010	2010	2010	2009

ASSETS

Cash and due from banks	$ 49,927	$ 39,894	$ 34,912	$ 36,237	$ 39,970
Interest-bearing deposits with other banks	237,605	168,173	153,302	156,772	133,520
Cash and cash equivalents	287,532	208,067	188,214	193,009	173,490
Federal funds sold	27,848	800	8,665	11,207	11,760
Investment securities - available for sale	469,864	380,717	346,621	362,710	322,115
Loans receivable not covered by loss share	1,887,129	1,955,263	1,965,489	1,959,666	1,950,285
Loans receivable covered by FDIC loss share	575,776	408,239	218,283	225,885	--
Allowance for loan losses	(53,348)	(43,784)	(43,614)	(42,845)	(42,968)
Loans receivable, net	2,409,557	2,319,718	2,140,158	2,142,706	1,907,317
Bank premises and equipment, net	81,939	74,860	75,314	69,997	70,810
Foreclosed assets held for sale not covered by loss share	11,626	12,695	11,638	17,610	16,484
Foreclosed assets held for sale covered by FDIC loss share	21,568	18,563	7,420	8,672	--
FDIC indemnification asset	227,258	176,844	83,262	85,818	--
Cash value of life insurance	51,970	51,694	51,366	51,019	52,176
Accrued interest receivable	16,176	15,269	13,071	14,854	13,137
Deferred tax asset, net	11,679	13,080	9,652	11,035	14,777
Goodwill	59,663	59,663	53,039	53,039	53,039
Core deposit and other intangibles	11,447	8,402	6,406	6,989	4,698
Mortgage servicing rights	--	--	--	872	1,090
Other assets	74,519	51,765	44,063	47,169	43,972
Total assets	$ 3,762,646	$ 3,392,137	$ 3,038,889	$ 3,076,706	$ 2,684,865

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Deposits:
Demand and non-interest-bearing	$ 392,622	$ 368,822	$ 337,073	$ 354,663	$ 302,228
Savings and interest-bearing transaction accounts	1,108,309	926,746	833,912	863,988	714,744
Time deposits	1,460,867	1,268,868	1,015,507	1,002,437	818,451
Total deposits	2,961,798	2,564,436	2,186,492	2,221,088	1,835,423
Federal funds purchased	--	--	--	--	--
Securities sold under agreements to repurchase	74,459	73,015	62,869	55,403	62,000
FHLB borrowed funds	177,270	187,393	232,416	254,548	264,360
Accrued interest payable and other liabilities	27,863	24,494	22,558	21,360	10,625
Subordinated debentures	44,331	44,331	47,439	47,462	47,484
Total liabilities	3,285,721	2,893,669	2,551,774	2,599,861	2,219,892

Stockholders' equity
Preferred stock	49,456	49,411	49,366	49,320	49,275
Common stock	285	284	283	257	257
Capital surplus	432,962	432,668	431,343	363,870	363,519
Retained earnings	(6,079)	9,934	2,580	62,414	51,746
Accumulated other comprehensive gain (loss)	301	6,171	3,543	984	176
Total stockholders' equity	476,925	498,468	487,115	476,845	464,973
Total liabilities and stockholders' equity	$ 3,762,646	$ 3,392,137	$ 3,038,889	$ 3,076,706	$ 2,684,865

RATIOS
Total loans to total deposits	83.16%	92.16%	99.88%	98.40%	106.26%
Common equity to assets	11.4%	13.2%	14.4%	13.9%	15.5%
Tangible common equity to tangible assets	9.7%	11.5%	12.7%	12.2%	13.6%

Home BancShares, Inc.
Consolidated Statements of (Loss) Income
(Unaudited)

	Quarter Ended					Year Ended
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Dec. 31,	Dec. 31,
(In thousands)	2010	2010	2010	2010	2009	2010	2009

Interest income
Loans	$ 39,187	$ 35,673	$ 33,136	$ 29,866	$ 29,625	$ 137,862	$ 118,208
Investment securities
Taxable	1,688	1,802	1,935	1,627	1,646	7,052	8,319
Tax-exempt	1,292	1,492	1,500	1,479	1,491	5,763	5,595
Deposits - other banks	150	92	81	85	89	408	116
Federal funds sold	24	3	5	5	3	37	15

Total interest income	42,341	39,062	36,657	33,062	32,854	151,122	132,253

Interest expense
Interest on deposits	6,816	6,319	5,872	5,295	5,704	24,302	27,442
Federal funds purchased	--	--	--	--	--	--	6
FHLB borrowed funds	1,461	1,854	2,082	2,177	2,338	7,574	9,466
Securities sold under agreements to repurchase	148	137	118	94	116	497	477
Subordinated debentures	539	599	600	597	594	2,335	2,552

Total interest expense	8,964	8,909	8,672	8,163	8,752	34,708	39,943

Net interest income	33,377	30,153	27,985	24,899	24,102	116,414	92,310
Provision for loan losses	63,000	3,000	3,750	3,100	3,850	72,850	11,150
Net interest (loss) income after provision for loan losses	(29,623)	27,153	24,235	21,799	20,252	43,564	81,160

Non-interest income
Service charges on deposit accounts	3,325	3,551	3,583	3,141	3,759	13,600	14,551
Other service charges and fees	2,018	1,816	1,899	1,638	1,527	7,371	6,857
Mortgage lending income	1,289	760	650	412	555	3,111	2,738
Mortgage servicing income	--	--	154	160	164	314	726
Insurance commissions	276	248	309	347	253	1,180	881
Income from title services	110	98	148	107	134	463	575
Increase in cash value of life insurance	277	330	348	428	435	1,383	1,981
Dividends from FHLB, FRB & bankers' bank	142	151	142	126	120	561	440
Gain on acquisitions	25,150	--	--	9,334	--	34,484	--
Gain on sale of SBA loans	--	--	18	--	51	18	51
Gain (loss) on sale of premises & equip, net	(129)	2	12	207	4	92	(29)
Gain (loss) on OREO, net	358	(1,063)	(404)	159	97	(950)	(44)
Gain (loss) on securities, net	(3,606)	(37)	--	--	4	(3,643)	1
FDIC indemnification accretion	1,877	1,895	663	73	--	4,508	--
Other income	790	556	698	513	448	2,557	1,931

Total non-interest income	31,877	8,307	8,220	16,645	7,551	65,049	30,659

Non-interest expense
Salaries and employee benefits	11,630	9,637	9,080	8,534	7,672	38,881	33,035
Occupancy and equipment	4,128	3,264	2,973	2,799	2,549	13,164	10,599
Data processing expense	849	848	954	862	834	3,513	3,214
Other operating expenses	9,555	7,545	5,983	6,360	5,260	29,443	26,035

Total non-interest expense	26,162	21,294	18,990	18,555	16,315	85,001	72,883

(Loss) income before income taxes	(23,908)	14,166	13,465	19,889	11,488	23,612	38,936
Income tax (benefit) expense	(10,101)	4,606	4,508	7,008	3,607	6,021	12,130
Net (loss) income	(13,807)	9,560	8,957	12,881	7,881	17,591	26,806
Preferred stock dividends & accretion of discount on preferred stock	670	670	670	670	670	2,680	2,576
Net (loss) income available to common shareholders	$ (14,477)	$ 8,890	$ 8,287	$ 12,211	$ 7,211	$ 14,911	$ 24,230

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Year Ended
(Dollars and shares in thousands,	Dec. 31,	Sept. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Dec. 31,	Dec. 31,
except per share data)	2010	2010	2010	2010	2009	2010	2009

PER SHARE DATA

Diluted (loss) earnings per common share	$ (0.51)	$ 0.31	$ 0.29	$ 0.43	$ 0.25	$ 0.52	$ 1.02
Diluted cash (loss) earnings per common share	(0.49)	0.33	0.30	0.44	0.26	0.58	1.06
Basic (loss) earnings per common share	(0.51)	0.32	0.29	0.43	0.25	0.53	1.03
Dividends per share - common	0.0540	0.0540	0.0540	0.0545	0.0545	0.2165	0.2182
Book value per common share	15.02	15.79	15.44	15.11	14.71	15.02	14.71
Tangible book value per common share	12.52	13.40	13.35	12.99	12.66	12.52	12.66

STOCK INFORMATION

Average common shares outstanding	28,443	28,403	28,320	28,278	28,196	28,361	23,627
Average diluted shares outstanding	28,659	28,644	28,586	28,530	28,433	28,600	23,884
End of period common shares outstanding	28,452	28,434	28,344	28,288	28,259	28,452	28,259

ANNUALIZED PERFORMANCE RATIOS

Return on average assets	-1.45%	1.15%	1.17%	1.90%	1.17%	0.55%	1.03%
Cash return on average assets	-1.43%	1.22%	1.25%	1.98%	1.24%	0.61%	1.10%
Return on average common equity	-12.77%	7.81%	7.69%	11.84%	6.95%	3.41%	7.45%
Cash return on average tangible common equity	-14.64%	9.55%	9.30%	14.07%	8.40%	4.40%	9.49%
Efficiency ratio	38.27%	52.14%	49.39%	42.44%	48.39%	44.41%	55.98%
Core efficiency ratio	52.24%	47.20%	47.59%	51.41%	49.30%	49.62%	53.96%
Net interest margin - FTE	4.19%	4.35%	4.30%	4.26%	4.14%	4.27%	4.09%
Fully taxable equivalent adjustment	950	1,084	1,067	1,050	1,106	4,151	3,917

RECONCILIATION OF CASH (LOSS) EARNINGS

GAAP net (loss) income available to common shareholders	$ (14,477)	$ 8,890	$ 8,287	$ 12,211	$ 7,211	$ 14,911	$ 24,230
Intangible amortization after-tax	501	410	354	291	281	1,556	1,125
Cash (loss) earnings	$ (13,976)	$ 9,300	$ 8,641	$ 12,502	$ 7,492	$ 16,467	$ 25,355

GAAP diluted (loss) earnings per share	$ (0.51)	$ 0.31	$ 0.29	$ 0.43	$ 0.25	$ 0.52	$ 1.02
Intangible amortization after-tax	0.02	0.02	0.01	0.01	0.01	0.06	0.04
Diluted cash (loss) earnings per share	$ (0.49)	$ 0.33	$ 0.30	$ 0.44	$ 0.26	$ 0.58	$ 1.06

OTHER OPERATING EXPENSES

Advertising	$ 682	$ 532	$ 453	$ 366	$ 591	$ 2,033	$ 2,614
Merger and acquisition expenses	2,195	1,653	258	1,059	(129)	5,165	1,511
Amortization of intangibles	825	674	583	479	462	2,561	1,849
Amortization of mortgage servicing rights	--	--	218	218	218	436	801
Electronic banking expense	506	495	496	477	465	1,974	2,903
Directors' fees	177	176	181	145	226	679	986
Due from bank service charges	104	142	103	90	103	439	414
FDIC and state assessment	884	908	986	898	862	3,676	4,689
Insurance	315	309	296	300	274	1,220	1,120
Legal and accounting	450	426	356	388	38	1,620	915
Mortgage servicing expense	(6)	4	76	84	78	158	303
Other professional fees	460	385	368	313	300	1,526	1,087
Operating supplies	270	226	207	186	215	889	837
Postage	194	167	164	150	153	675	665
Telephone	294	240	152	138	145	824	668
Other expense	2,205	1,208	1,086	1,069	1,259	5,568	4,673

Total other operating expenses	$ 9,555	$ 7,545	$ 5,983	$ 6,360	$ 5,260	$ 29,443	$ 26,035

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
(Dollars in thousands)	2010	2010	2010	2010	2009

LOANS NOT COVERED BY LOSS SHARE

Real estate
Commercial real estate loans
Non-farm/non-residential	$ 801,324	$ 824,041	$ 823,465	$ 822,252	$ 808,983
Construction/land development	347,834	366,302	365,779	363,738	368,723
Agricultural	26,798	27,019	26,989	30,943	33,699
Residential real estate loans
Residential 1-4 family	371,381	377,843	376,196	381,451	382,504
Multifamily residential	59,319	59,032	65,147	63,602	62,609
Total real estate	1,606,656	1,654,237	1,657,576	1,661,986	1,656,518
Consumer	51,642	35,729	33,566	33,206	39,084
Commercial and industrial	184,014	215,245	222,403	231,867	219,847
Agricultural	16,549	23,177	23,307	12,122	10,280
Other	28,268	26,875	28,637	20,485	24,556
Loans receivable not covered by loss share	1,887,129	1,955,263	1,965,489	1,959,666	1,950,285

ALLOWANCE FOR LOAN LOSSES

Balance, beginning of period	$ 43,784	$ 43,614	$ 42,845	$ 42,968	$ 41,210
Loans charged off	53,634	3,047	4,052	3,720	2,639
Recoveries of loans previously charged off	198	217	1,071	497	547
Net loans charged off	53,436	2,830	2,981	3,223	2,092
Provision for loan losses	63,000	3,000	3,750	3,100	3,850
Balance, end of period	$ 53,348	$ 43,784	$ 43,614	$ 42,845	$ 42,968

Net charge-offs to average non-covered loans	10.84%	0.57%	0.61%	0.67%	0.42%
Allowance for loan losses to total non-covered loans	2.83%	2.24%	2.22%	2.19%	2.20%

NON-PERFORMING ASSETS
NOT COVERED BY LOSS SHARE

Non-performing non-covered loans
Non-accrual non-covered loans	$ 48,924	$ 41,412	$ 38,069	$ 33,907	$ 37,056
Non-covered loans past due 90 days or more	578	162	53	3,915	2,889
Total non-performing non-covered loans	49,502	41,574	38,122	37,822	39,945
Other non-performing non-covered assets
Non-covered foreclosed assets held for sale, net	11,626	12,695	11,638	17,610	16,484
Other non-performing non-covered assets	77	87	307	394	371
Total other non-performing non-covered assets	11,703	12,782	11,945	18,004	16,855
Total non-performing non-covered assets	$ 61,205	$ 54,356	$ 50,067	$ 55,826	$ 56,800

Allowance for loan losses to non-performing non-covered loans	107.77%	105.32%	114.41%	113.28%	107.57%
Non-performing non-covered loans to total non-covered loans	2.62%	2.13%	1.94%	1.93%	2.05%
Non-performing non-covered assets to total non-covered assets	2.08%	1.95%	1.83%	2.03%	2.12%

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	December 31, 2010			September 30, 2010
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$ 249,666	$ 150	0.24%	$ 177,230	$ 92	0.21%
Federal funds sold	23,406	24	0.41%	4,674	3	0.25%
Investment securities - taxable	305,880	1,688	2.19%	212,083	1,802	3.37%
Investment securities - non-taxable - FTE	143,361	2,095	5.80%	145,355	2,414	6.59%
Loans receivable - FTE	2,524,429	39,334	6.18%	2,312,684	35,835	6.15%
Total interest-earning assets	3,246,742	43,291	5.29%	2,852,026	40,146	5.58%
Non-earning assets	526,685			449,710
Total assets	$ 3,773,427			$ 3,301,736

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$ 1,077,241	$ 1,465	0.54%	$ 892,232	$ 1,388	0.62%
Time deposits	1,475,554	5,351	1.44%	1,211,551	4,931	1.61%
Total interest-bearing deposits	2,552,795	6,816	1.06%	2,103,783	6,319	1.19%
Federal funds purchased	--	--	0.00%	--	--	0.00%
Securities sold under agreement to repurchase	74,387	148	0.79%	68,595	137	0.79%
FHLB borrowed funds	180,343	1,461	3.21%	211,792	1,854	3.47%
Subordinated debentures	44,331	539	4.82%	46,623	599	5.10%
Total interest-bearing liabilities	2,851,856	8,964	1.25%	2,430,793	8,909	1.45%
Non-interest bearing liabilities
Non-interest bearing deposits	390,108			346,105
Other liabilities	32,126			23,688
Total liabilities	3,274,090			2,800,586
Shareholders' equity	499,337			501,150
Total liabilities and shareholders' equity	$ 3,773,427			$ 3,301,736
Net interest spread			4.04%			4.13%
Net interest income and margin - FTE		$ 34,327	4.19%		$ 31,237	4.35%

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Year Ended
	December 31, 2010			December 31, 2009
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$ 177,418	$ 408	0.23%	$ 48,701	$ 116	0.24%
Federal funds sold	15,500	37	0.24%	8,510	15	0.18%
Investment securities - taxable	232,578	7,052	3.03%	196,363	8,319	4.24%
Investment securities - non-taxable - FTE	141,066	9,323	6.61%	130,033	8,961	6.89%
Loans receivable - FTE	2,257,310	138,453	6.13%	1,971,712	118,759	6.02%
Total interest-earning assets	2,823,872	155,273	5.50%	2,355,319	136,170	5.78%
Non-earning assets	401,314			251,656
Total assets	$ 3,225,186			$ 2,606,975

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$ 898,272	$ 5,242	0.58%	$ 675,377	$ 4,663	0.69%
Time deposits	1,140,383	19,060	1.67%	861,071	22,779	2.65%
Total interest-bearing deposits	2,038,655	24,302	1.19%	1,536,448	27,442	1.79%
Federal funds purchased	19	--	0.00%	2,924	6	0.21%
Securities sold under agreement to repurchase	64,694	497	0.77%	70,798	477	0.67%
FHLB borrowed funds	220,590	7,574	3.43%	280,162	9,466	3.38%
Subordinated debentures	46,462	2,335	5.03%	47,531	2,552	5.37%
Total interest-bearing liabilities	2,370,420	34,708	1.46%	1,937,863	39,943	2.06%
Non-interest bearing liabilities
Non-interest bearing deposits	344,778			284,647
Other liabilities	22,980			12,036
Total liabilities	2,738,178			2,234,546
Shareholders' equity	487,008			372,429
Total liabilities and shareholders' equity	$ 3,225,186			$ 2,606,975
Net interest spread			4.04%			3.72%
Net interest income and margin - FTE		$ 120,565	4.27%		$ 96,227	4.09%
CONTACT: Brian S. Davis
         Chief Accounting Officer &
         Investor Relations Officer
         Home BancShares, Inc.
         (501) 328-4770